Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-131313) of Computer Software Innovations, Inc. of our report, dated March 27, 2009 related to the consolidated financial statements of Computer Software Innovations, Inc. as of and for the years ended December 31, 2008 and 2007, appearing in the Computer Software Innovations, Inc. 2008 Annual Report on Form 10-K.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 27, 2009